Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

[***] – CONFIDENTIAL PORTIONS OF THIS AGREEMENT WHICH HAVE BEEN REDACTED ARE MARKED WITH BRACKETS (“[***]”).  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS IS AN AGREEMENT between Medtronic, Inc. (“Medtronic”), a Minnesota corporation with its principal place of business at 710 Medtronic Parkway, Minneapolis, Minnesota  55432, Salient Surgical Technologies, Inc. (“Salient”), a Delaware corporation with its principal place of business at 180 International Drive, Portsmouth, New Hampshire 03801, and Bovie Medical Corporation (“Bovie”), a Delaware corporation with its principal place of business at 734 Walt Whitman Road, Melville, New York  11747 (the “Agreement”).  Medtronic and Salient are collectively referred to hereinafter as “Plaintiffs”, and Medtronic, Salient, and Bovie are collectively referred to hereinafter as the “Parties”.

WHEREAS Medtronic is the owner of United States Patent No. 7,364,579 titled “Fluid-Assisted Electrosurgical Device” (“the ‘579 Patent”);

WHEREAS Salient is an exclusive, world-wide licensee of the ‘579 Patent, pursuant to agreement between Medtronic and Salient;

WHEREAS the Parties have been involved in a litigation concerning Bovie’s alleged infringement of the ‘579 patent in a case styled as Medtronic, Inc. & Salient Surgical Technologies, Inc. v. Bovie Medical Corporation, Case No. 10-494 (SLR), pending before the United States District Court for the District of Delaware (the “Delaware Action”).

WHEREAS Bovie filed Counterclaims against Plaintiffs in the Delaware Action;

WHEREAS the Parties desire to settle and resolve all claims pending in the Delaware Action between and among each other;

WHEREAS concurrently with the execution of this Settlement Agreement, the parties are entering into a stipulation of dismissal in the form attached hereto; and

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and other terms and conditions contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           PAYMENT.  In consideration of the promises, covenants and releases granted under this Agreement, Medtronic agrees to pay Bovie the total sum of Seven Hundred Fifty Thousand Dollars (U.S. $750,000) on signing and execution of this Agreement by all Parties (“Effective Date”).

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

1.1           The payment of US $750,000 shall be made within one (1) business day of the Effective Date by wire transfer to the following account:

RBC Bank, 4221 W. Boy Scout Blvd., Suite 100, Tampa, Florida 33607
[***]
Bovie Medical Corporation, 5115 Ulmerton Road, Clearwater, FL 33760
Tax ID: 11-2644611

2.           BOVIE’S WITHDRAWAL FROM MARKET.  In consideration of the promises, covenants and releases granted in this Agreement, Bovie, its future licensees of its saline-enhanced RF handpiece technology (hereinafter “Future Licensees”), and any current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors of Bovie, agree to cease and refrain from the importation, use, sale, purchase for resale, offer for sale, advertisement, or possession for resale, both within the United States and worldwide of any monopolar and bipolar saline-enhanced RF handpiece technology (including SEER and BOSS) (hereinafter “Saline-Enhanced RF Device Business”) from and including the Effective Date through and including February 22, 2015 (hereinafter “Withdrawal Period”).

2.1           Bovie agrees, on behalf of itself, its Future Licensees, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors that it will not seek to directly or indirectly enter into the Saline-Enhanced RF Device Business within the United States and worldwide through and including February 22, 2015.

2.2           Bovie further agrees that commencing promptly after the Effective Date and during the Withdrawal Period, Bovie shall store its entire finished goods inventory of products related to the Saline-Enhanced RF Device Business in a secure, offsite storage facility.  Such finished goods inventory, whether in the U.S. or abroad, shall be placed into the secure, offsite storage upon its receipt from Bovie’s suppliers.  Bovie shall provide Salient with annual written reports during the Withdrawal Period certifying that the stored goods have remained intact within the storage facility.  Furthermore, Salient may request and Bovie shall provide a copy of the records from the storage facility as substantiation of Bovie’s certifications.  Bovie may elect to destroy and dispose of the stored goods and, if so, Bovie shall provide Salient advance written notice at least thirty (30) days prior to such action, and shall also provide prompt written notice to Salient certifying said destruction and disposal.

2.3           Bovie further agrees on behalf of itself, its Future Licensees, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors that it will not knowingly and voluntarily provide assistance to a third party that would allow that third party to enter into the Saline-Enhanced RF Device Business within the United States and worldwide through and including February 22, 2015.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

3.           BOSTON SCIENTIFIC CORPORATION.  Notwithstanding Section 2 above, Plaintiffs and Bovie agree and acknowledge that Boston Scientific Corporation (hereinafter “BSC”) is a former owner and transferor to Bovie, and a current Bovie licensee, of certain intellectual property and know-how related to the Saline-Enhanced RF Device Business.  Plaintiffs have knowledge of the terms of the licensure to BSC and for all purposes related to this Settlement agreement, BSC shall be excluded from the meaning of the phrase “Future Licensee, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors”.

4.           DISMISSAL OF PENDING LITIGATION.  The parties agree that this Settlement Agreement is expressly contingent upon the payment of $750,000.00 as provided and specified in Section 1 above, the execution of the mutual releases set forth herein and the stipulation of dismissal of the Delaware Action.  Concurrently with the execution of this Agreement, the Parties shall execute the documents in the form attached as Exhibit 1 pursuant to which the Parties agree to dismiss the Delaware Action with prejudice including all claims and counterclaims, and any claim which could have been had or brought by and between the Parties arising from or connected with the Delaware Action, and the parties acknowledge the release and discharge of each other from any and all such claims.

4.1           Notwithstanding the foregoing, each Party intends and agrees that the United States District Court for the District of Delaware shall be the exclusive jurisdiction for the purpose of resolving any claim or controversy arising out of or relating to the terms and conditions of this Agreement, a Party’s performance or failure to perform hereunder, or any other claim or dispute arising out of the Agreement.

4.2           Each Party further agrees to waive any objections it may have now or hereafter to the venue of any proceeding filed in the United States District Court for the District of Delaware for the purposes referenced in this Section.  In any such proceeding to enforce the terms of this Agreement, the Court shall award to the prevailing party its reasonable attorneys’ fees and costs incurred.

5.           NO ADMISSION OF INFRINGEMENT OR LIABILITY.  This Agreement is entered into in order to compromise and settle disputed claims, without any acquiescence on the part of any Party as to the merit of any patent-infringement claim, defense, affirmative defense, counterclaim, or of liabilities or damages related to any patent rights or otherwise.  Neither this Agreement nor any part thereof, shall be, or used as, an admission of infringement or liability by anyone, at any time, for any purpose.

6.           VALIDITY AND ENFORCEABILITY OF PATENTS.

6.1           Bovie acknowledges, on behalf of itself, its Future Licensees, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors, the validity and enforceability of U.S. Patent No. 7,364,579 (the “ ‘579 Patent”), and application No. 08/393,082, filed February 22, 1995, now Patent No. 6,063,081; application No. 08/556,784, filed November 2, 1995, now Patent No. 5,897,553; application No. 09/580,228, filed on May 26, 2000, now Patent No. 6,358,248; application No. 09/955,496, filed on September 18, 2001, now Patent No. 6,585,732; application No. 10/411,921, filed on April 11, 2003, now Patent No. 6,764,487; application No. 10/883,178, filed on July 1, 2004, now Patent No. 6,949,098; application No. 11/230,839, filed on September 20, 2005, now Patent No. 7,166,105 (collectively, “the ‘579 Patent’s Related Patents and Patent Applications”), through and including February 22, 2015.  Bovie further agrees, on behalf of itself, its Future Licensees, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors that it will not knowingly and voluntarily participate, or knowingly and voluntarily assist any third party, in any U.S. Patent Office proceeding or District Court litigation to invalidate and/or declare unpatentable any claim of the ‘579 Patent or any of the ‘579 Patent’s Related Patents and Patent Applications, through and including February 22, 2015.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

6.2           Bovie further acknowledges, on behalf of itself, its Future Licensees, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors, the validity and enforceability of European Patent, EP 0 863726, and divisional application No. 02015008.2, now European Patent No. 1 245 196 (“the EP Related Patent and Patent Application”), through and including February 22, 2015.  Bovie further agrees, on behalf of itself, its Future Licensees, and its current and future divisions, departments, subsidiaries, parents, affiliates, successors, and predecessors that it will not knowingly and voluntarily participate, or knowingly and voluntarily assist any third party, in any Patent Office proceeding or litigation to invalidate and/or declare unpatentable any claim of European Patent, EP 0 863726, or any EP Related Patent and Patent Application, through and including February 22, 2015.

7.           RELEASES.

7.1           In exchange for Bovie’s above agreements, Medtronic and Salient, together with their respective agents, servants, employees, attorneys, predecessors, successors, assigns, parent and parents, subsidiaries and affiliates, and including the owners, shareholders, directors and officers of each of the foregoing (collectively, the “Salient Parties”) forever irrevocably release and discharge Bovie, its agents, servants, employees, attorneys, predecessors, successors, assigns, parent and parents, subsidiaries and affiliates, and including the owners, shareholders, directors and officers of each of the foregoing (collectively, the “Bovie Parties”) from any and all claims, demands, threats, suits or proceedings that the Salient Parties have or claim to have or may hereafter have or claim to have against any of the Bovie Parties for infringement of either the ‘579 Patent or any of the ‘579 Patent’s Related Patents and Patent Applications, or the European Patent, EP 0 863726, and the EP Related Patent and Patent Application.  The Salient Parties further forever irrevocably release and discharge the Bovie Parties from any and all claims, demands, threats, suits or proceedings that the Salient Parties have or claim to have directly or indirectly related to or arising from the Delaware Action.

7.2           In exchange for Medtronic’s and Salient’s above agreements, the Bovie Parties forever irrevocably release and discharge the Salient Parties from any and all claims, demands, threats, suits or proceedings that the Bovie Parties have or claim to have directly or indirectly related to or arising from the Delaware Action.

8.           ATTORNEYS’ FEES AND COSTS.  Except as expressly provided in this Agreement, each Party shall bear its own fees, costs, and expenses incurred in the Delaware Action.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

9.           PRESS RELEASE  Bovie has drafted and will release a press release that is mutually agreeable to the Parties, which announces the settlement and discloses the material terms of the settlement to the extent required by applicable law, in the opinion of Bovie’s securities counsel.  Notwithstanding, Bovie may include language in the press release regarding a future OEM relationship between Bovie and Salient.  A copy of the press release is attached hereto as Exhibit 2.

10.           CONFIDENTIAL.  Subject to the public disclosures permitted under paragraph 9, above, each Party shall keep the terms of this Agreement confidential.  Notwithstanding the foregoing, a Party may disclose such information (a) to the extent it is required to do so by applicable law; (b) to its legal counsel; (c) to accountants, banks, financing sources, prospective purchasers, and their advisors; (d) to officers or employees as needed to perform the Agreement; and, (e) in connection with the enforcement of this Agreement or any rights hereunder.

11.           NOTICES.  Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Agreement, and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt; (c) when sent by electronic mail (email) with confirmation of delivery; or, (d) one (1) business day after deposit with a nationally recognized overnight courier with written confirmation of receipt.  All notices shall be sent to the addresses set forth below (or to such other address or person as may be designated by a Party by giving written notice to the other Party pursuant to this Section):

If to Medtronic:

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, Minnesota  55432
Attention:
[insert email]

If to Salient:

Salient Surgical Technologies, Inc.
180 International Drive
Portsmouth, New Hampshire 03801
Attention: Denise C. Lane, Esq., Director of Legal Affairs & I.P.
denise.lane@salientsurgical.com

If to Bovie:

Bovie Medical Corporation
5115 Ulmerton Road
Clearwater, Florida 33760
Attention: Leonard Keen, Esq., VP & General Counsel
Leonard.Keen@boviemed.com

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

12.           NONASSIGNABILITY.  This Agreement may not be assigned by either Party without the prior written consent of all other Parties.  Notwithstanding the foregoing, such other Party’s consent shall not be required for any assignment to an entity that succeeds to all or substantially all of the assigning Party’s business or assets relating to this Agreement, whether by sale, merger, operation of law or otherwise.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

13.           FURTHER ASSURANCES.  Each Party agrees to take or cause to be taken such further actions and to execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and to obtain such consents as may be reasonably required or requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

14.           APPLICABLE LAW.  This Agreement shall be governed by the laws of the State of Delaware, and all rights and obligations of the Parties to this Agreement, and the interpretation, construction, and enforceability hereof shall also be governed by the laws of the State of Delaware.

15.           SEVERABILITY.  If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

16.           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

17.           AMENDMENT.  No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties to such agreement.

18.           CUMULATIVE REMEDIES.  The rights and remedies of the Parties as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies now or hereafter provided by law or at equity.

19.           CONSTRUCTION.  This Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against any Party.

[***] = Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Securities and Exchange Commission.

20.           COUNTERPARTS.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

21.           REPRESENTED BY COUNSEL.  Each Party acknowledges that it has been represented by independent counsel of its choice throughout all negotiations which preceded the execution of this Agreement and all other documents to be executed referred to herein (the “Subject Documents”), and that the Subject Documents have been executed after consultation with such independent legal counsel.

22.           REPRESENTATION AND WARRANTY OF AUTHORITY.  The Parties hereto, and the individuals executing this document, personally represent and warrant that each has the capacity and authority to execute this Agreement and bind the respective Parties hereto, together with their affiliates, subsidiaries, parents, assignees, and licensees, all of whom are expressly bound by the terms of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the date written below.

Medtronic, Inc.

By:    _________________________
Name: ________________________
Title:   ________________________
Date:   ________________________

Salient Surgical Technologies, Inc.

By:    _________________________
Name: ________________________
Title:   ________________________
Date:   ________________________

Bovie Medical Corporation

By:    _________________________
Name: ________________________
Title:   ________________________
Date:   ________________________